                                                                     Exhibit 2.1



                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         This Amendment to Agreement and Plan of Merger (this "Amendment") dated as of March 16, 2000 is entered into by and among Compass Bancshares, Inc. ("Compass"), Compass Merger, LLC ("CMLLC") and Osage 3734 LLC (the "Company").

         WHEREAS, Compass and the Company entered into an Agreement and Plan of Merger dated as of November 4, 1999 (the "Merger Agreement");

         WHEREAS, the Merger Agreement requires that a new subsidiary of Compass shall be merged with the Company with the new subsidiary being the surviving entity;

         WHEREAS, CMLLC is such new subsidiary;

         WHEREAS, pursuant to Section 8.3 of the Merger Agreement, Compass and the Company desire to amend the Merger Agreement for the purpose of making CMLLC a party thereto; and

         WHEREAS, the parties now desire to amend the Merger Agreement to increase the number of shares to be received by the Company as Merger Consideration to more nearly reflect the Fair Market Value of the Company based on an appraisal obtained in accordance with the Merger Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

         2. Upon execution of this Amendment, CMLLC shall become a party to the Merger Agreement, shall be deemed to be Merger Sub as defined in the Merger Agreement, and shall succeed to the rights and become subject to the obligations of Merger Sub as provided in the Merger Agreement.

         3. Upon execution of this Amendment, Section 1.6(b) of the Merger Agreement shall be amended to read in full as follows:

                  (b) Subject to adjustment pursuant to Section 6.8 hereof, each holder of Company Membership Interests shall receive Merger Consideration in shares of Compass common stock, par value $2.00 per share ("Compass Common Stock") equal to the product of such holder's aggregate Membership Interests, expressed as a percent, times 20,013. In no event, however, shall Compass be obligated to issue any more than 20,013 shares of Compass Common Stock in exchange for all Membership Interests Outstanding. The ratio of the number of shares of Compass Common Stock to be exchanged for each Membership Interest, respectively, shall be adjusted appropriately to reflect any stock dividends or splits with respect to Compass Common Stock, where the record date or payment occurs prior to the Effective Time.

         4. Upon execution of this Amendment, the last sentence of Section 1.6(c) of the Merger Agreement shall be amended to read in full as follows:

         Such cash payment shall be based on the average closing sales price of the Compass Common Stock as reported by the NASDAQ National Market System for the twenty days of trading preceding the fifth trading day prior to the Effective Time.

         5. The execution of this Amendment shall not relieve Compass of its obligations under the Merger Agreement.

         6. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

         7. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.

ATTEST:                             COMPASS BANCSHARES, INC.


By:  /s/ Daniel B. Graves           By: /s/ Garrett R. Hegel
     --------------------------         ---------------------------------------
Its: Assistant Secretary            Its:  Chief Financial Officer


ATTEST:                             COMPASS MERGER, LLC

                                    By:  Compass Bancshares, Inc., Manager

By:  /s/ Daniel B. Graves                 By: /s/ Garrett R. Hegel
     --------------------------              ----------------------------------
Its: Assistant Secretary                  Its: Chief Financial Officer

ATTEST:                             OSAGE 3734 LLC


By:______________________           By: /s/ Thomas R. Kowalski
                                        ---------------------------------------
Its:                                Its: Partner

                                    MEMBERS

                                    /s/ Ryan R. Kowalski
                                    -------------------------------------------
                                    Ryan R. Kowalski

                                    RESPOND CORP.

                                    By: /s/ Thomas R. Kowalski
                                       ----------------------------------------
                                        Thomas R. Kowalski, President


                                    KLA/4 FAMILY LIMITED PARTNERSHIP, LLP

                                    By:  /s/ Raymond L. Anilionis
                                       ----------------------------------------
                                        Raymond L. Anilionis, Partner

===============================================================================








                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                            COMPASS BANCSHARES, INC.


                                       AND

                                 OSAGE 3734 LLC



                          Dated as of November 4, 1999








==============================================================================

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of November 4, 1999, by and between Compass Bancshares, Inc., a Delaware corporation ("Compass"), Osage 3734 LLC, a Colorado limited liability company (the "Company") and the other persons or entities listed on the signature pages to this Agreement (collectively, the "Members").

         WHEREAS, Compass desires to affiliate with the Company, and the Company desires to affiliate with Compass in the manner provided in this Agreement;

         WHEREAS, Compass and the Company believe that the Merger (as defined herein) of the Company with a to-be-formed subsidiary ("Merger Sub") of Compass organized under the laws of the State of Colorado to be added as a party to this Agreement after the date hereof in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective institutions, shareholders and members; and

         WHEREAS, the Members of the Company and the board of directors of Compass have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the Colorado Limited Liability Company Act ("CLLC"), the Company shall be merged with and into Merger Sub (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Following the Merger, Merger Sub shall continue as the surviving company (the "Surviving Company") and the separate existence of the Company shall cease. Compass shall not be deemed a party to the Merger for the purposes of Section 7-80-1004 of the CLLC.

         SECTION 1.2 EFFECTIVE TIME. The Merger shall be consummated by the filing by the Colorado Secretary of State of Articles of Merger, in the form required by and executed in accordance with the relevant provisions of the CLLC, and by the issuance of a Certificate of Merger by the Secretary of State of Colorado. (The date of such issuance and filing or such other time and date as may be specified in the Articles and Certificate of Merger shall be the "Effective Time").

         SECTION 1.3 CERTAIN EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Article 7-80-1004 of the CLLC.

         SECTION 1.4 ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT. The Articles of Organization and Operating Agreement of the Merger Sub, in each case as in effect at the Effective Time, shall be the Articles of Organization and Operating Agreement of the Surviving Company.

         SECTION 1.5 MANAGERS. The managers of Merger Sub at the Effective Time shall be the managers of the Surviving Company and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Organization and Operating Agreement of the Surviving Company, or as otherwise provided by law.

         SECTION 1.6 CONVERSION OF SHARES.

         (a) The membership interests ("Membership Interests") of the Company issued and outstanding immediately prior to Effective Time ("Membership Interests Outstanding"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below (the "Merger Consideration") to the holder of record thereof, without interest thereon. For the purposes of determining the number of Membership Interests issued and outstanding, the number of Membership Interests issued and outstanding shall be increased by the number of Membership Interests that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security entitling the holder thereof to acquire Membership Interests which is in effect or outstanding immediately prior to the Effective Time. At the Closing, the Company shall calculate and certify to Compass the Membership Interests Outstanding.

         (b) Subject to adjustment pursuant to Section 6.8 hereof, in consideration for the Merger, Compass will issue to the Members an aggregate number of shares of its common stock, par value $2.00 per share which is quoted under the symbol "CBSS" on the NASDAQ National Market System ("Compass Common Stock"), which is equal to the quotient of (x) (i) the Members' equity of the Company as set forth on the Company's balance sheet dated as of the day preceding the Closing (the "Closing Balance Sheet") less, (ii) the net book value of the Property (as defined in Section 3.18(g)) and all improvements on the Property (the "Improvements") as set forth on the Closing Balance Sheet, plus, (iii) the Fair Market Value of the Property and Improvements (as determined below) and (y) the average closing sales price of the Compass Common Stock as reported by the NASDAQ National Market System for the twenty days of trading preceding the fifth trading day prior to the Effective Time (the "Average Closing Price"). Notwithstanding the foregoing, the number of shares of Compass Common

Stock to be issued to the Members pursuant to this Section 1.6 (b), plus any Compass Common Stock to be issued pursuant to Section 1.6(b) of that certain Agreement and Plan of Merger between Compass and 1996 Newton LLC and Section 1.6
(b) of that certain Agreement and Plan of Merger between Compass and Nagrom LLC, both of even date herewith (the "Other Real Estate Agreements") shall not exceed 150,000 (the "Maximum Number of Shares"). In the event the number of shares of Compass Common Stock to be issued pursuant to this Agreement and the Other Real Estate Agreements exceeds the Maximum Number of Shares, then the number of shares of Compass Common Stock to be issued pursuant to this Agreement and the Other Real Estate Agreements shall be reduced on a pro rata basis among the recipients thereof so that the total number of shares of Compass Common Stock to be issued equals 150,000. The parties shall choose an appraiser to conduct an appraisal to determine the Fair Market Value of the Property and Improvements as follows: Thomas R. Kowalski ("Kowalski") shall obtain an appraisal by an appraiser reasonably satisfactory to Compass. In the event Compass or Kowalski rejects the appraisal such party shall obtain a second appraisal of the Property, and the Fair Market Value of the Property and Improvements will be determined by taking the average of the two appraisals and such determination shall be binding on the parties. The cost of any such appraisal or appraisals shall be borne equally between the parties.

         (c) Compass will not issue any certificates for any fractional shares of Compass Common Stock otherwise issuable pursuant to the Merger. In lieu of issuing such fractional shares, Compass shall pay cash to any holder of Membership Interests otherwise entitled to receive such fractional share. Such cash payment shall be based on the Average Closing Price.

         SECTION 1.7 POOLING TRANSFER RESTRICTIONS AGREEMENT. Within 30 days after the date hereof, the Company and the Members shall enter into with Compass a written agreement substantially in the form of EXHIBIT A attached hereto.

         SECTION 1.8 REGISTRATION OF THE COMPASS COMMON STOCK.

         (a) Compass shall prepare a registration statement on Form S-4 (the "Registration Statement") to be filed by Compass with the SEC under the Securities Act of 1933, as amended ("Securities Act"), covering the shares of Compass Common Stock to be issued to the Members in the Merger. The Members and the Company agree to cooperate with Compass, its counsel and its accountants, in the preparation of the Registration Statement; and provided that the Members and the Company have cooperated as required above, Compass agrees to file the Registration Statement with the SEC as promptly as reasonably practicable and shall use reasonable efforts to cause such filing to occur within 50 days after execution of this Agreement, subject to the receipt of all necessary information on the part of the Members and the Company for inclusion in the Registration Statement. Each of the Members, the Company and Compass agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Compass also agrees to use all reasonable efforts to obtain, prior to or at the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the Merger contemplated by this Agreement. The Members and the Company agree to furnish to Compass all information concerning the Company, its managers and Members as may be requested in connection with the foregoing.

         (b) Each of the Members, the Company and Compass agrees, as to itself and its Subsidiaries, as applicable, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading.

         (c) Compass agrees to advise the Company and the Members promptly after Compass receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Compass Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose or of any request by the SEC for the amendment or supplement of the Registration Statement.

         (d) Within 30 days after the date hereof, the Company and the Members shall enter into with Compass a written agreement in substantially the form of EXHIBIT A attached hereto.

         (e) Notwithstanding the provisions of this Section 1.8, in the event Compass is advised by the SEC that it is unable to utilize a Registration Statement on Form S-4 to register the Compass Common Stock issuable pursuant to this Agreement in addition to the shares of Compass Common Stock issuable pursuant to the Ancillary Agreements, Compass agrees to prepare a registration statement on Form S-3 (the "Resale Registration Statement") covering the resale of Compass Common Stock to be issued to the Members in the Merger. Compass agrees to file the Resale Registration Statement as soon as practicable after the Closing and in no event later than 30 days after the Closing. Compass shall keep the Resale Registration Statement effective for as long as the Members own shares of Compass Common Stock or until the Members may sell the Compass Common Stock pursuant to Rule 144 of the Securities Act or any successor rule, whichever is earlier. Notwithstanding anything herein to the contrary, the provisions of this Section 1.8(e) shall survive the Closing indefinitely.

         SECTION 1.9 TAX CONSEQUENCES. It is anticipated by the parties hereto that the Merger shall constitute a taxable exchange pursuant to Section 1001 of the Code, subject to all of the normal provisions applicable to sales and exchanges, including Section 706(c)(2) of the Code.

         SECTION 1.10 CLOSING. Upon the terms and subject to the conditions hereof, as soon as practicable after the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof, the Company and Merger Sub shall execute and deliver the Articles of Merger as described in Section 1.2, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective; provided, however, that the Effective Time shall not occur prior to April 1, 2000, unless otherwise agreed. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at the office of Locke Liddell & Sapp LLP in Houston, Texas (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

         SECTION 1.11 MODIFICATION OF STRUCTURE. Notwithstanding any provision of this Agreement to the contrary, Compass may elect with the prior written consent of the Company (such consent not to be unreasonably withheld), subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) the consideration to be paid to the Members under this Agreement is not thereby changed in kind or reduced in amount solely because of such modification, (ii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals, and (iii) there are no federal income tax consequences to the Members that are materially different than those accorded by the structure set forth in this Agreement as a result of the modifications.

                                  ARTICLE II.

                             EXCHANGE OF SECURITIES

         SECTION 2.1 EXCHANGE OF SECURITIES.

         (a) At or prior to the Effective Time pursuant to an exchange agent agreement in substantially the form attached hereto as EXHIBIT B (the "Exchange Agreement"), Compass shall (i) deposit with Continental Stock Transfer and Trust Company (the "Exchange Agent") the shares of Compass Common Stock in the amounts provided in Section 1.6 to effect the exchange of Compass Common Stock for Membership Interests of the Company; and (ii) deposit or cause to be deposited with the Exchange Agent, prior to the Effective Time cash in an aggregate amount estimated to be sufficient to make the cash payments in lieu of fractional shares of Compass Common Stock pursuant to Section 1.6 hereof (such amounts being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions jointly given by the Members and Compass, promptly make the payments in lieu of fractional shares out of the Exchange Fund in accordance with Section 2.1(b). The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

         (b) Promptly after the Effective Time, the Exchange Agent shall mail to each Member of the Company, a form letter of transmittal, approved by the Members and Compass, and instructions for use in effecting the payment for the Membership Interests. Upon receipt of such letter of transmittal duly executed, the Member shall be entitled to receive in exchange therefor cash and Compass Common Stock in the amount provided in Section 1.6 hereof. No interest will be paid or accrued on the cash payable and no dividend will be disbursed with respect to the shares of Compass Common Stock until the holder's Membership Interests are surrendered in exchange therefor.

         (c) After the Effective Time, the transfer ledger of the Company shall be closed and there shall be no transfers on the transfer books of the Company of the Membership Interests that were outstanding immediately prior to such time of filing.

         (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the Members for six months after the Effective Time shall be paid to Compass, and the holders of Membership Interests not theretofore presented to the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such Membership Interests.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                                 AND THE MEMBERS

         The Company and the Members hereby jointly and severally make the representations and warranties set forth in this Article III to Compass. The Company has delivered to Compass the Schedules to this Agreement referred to in this Article III prior to the date hereof. The Company and the Members agree at the Closing to provide Compass and Merger Sub with supplemental Schedules reflecting any changes thereto between the date of such Schedules and the date of the Closing.

         SECTION 3.1 ORGANIZATION AND QUALIFICATION. The Company is a Colorado limited liability company, and is duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has all requisite power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. The Company does not own or control any Affiliate (as defined in Section 3.15) or Subsidiary. True and correct copies of the Articles of Organization, Operating Agreement and other charter documents of the Company, with all amendments thereto through the date of this Agreement, have been delivered to Compass. The nature of the business of the Company and its activities, as currently conducted, do not require it to be qualified to do business in any jurisdiction other than the State of Colorado.

         SECTION 3.2 COMPANY CAPITALIZATION. As of the date hereof, the Members own all of the authorized Membership Interests of the Company. There are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, the Company to purchase or otherwise acquire any membership interest or security of or equity interest in the Company. There are no outstanding subscriptions, options, rights, warrants, calls, convertible securities or other agreements or commitments obligating the Company to issue any Membership Interests of the Company, or to the knowledge of the Members or the Company, irrevocable proxies or any agreements restricting the transfer of or otherwise relating to Membership Interests of the Company. All of the Membership Interests that have been issued have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights. There are no restrictions applicable to the payment of distributions on the Membership Interests except pursuant to the CLLC and applicable laws and regulations and all distributions declared prior to the date hereof have been paid.

         SECTION 3.3 SUBSIDIARIES; OTHER SECURITIES. The Company has no Subsidiaries and does not have an equity ownership in any other person.

         SECTION 3.4 AUTHORITY RELATIVE TO THE AGREEMENT. Each of the individual Members and the Company have the absolute and unrestricted right and capacity and full power and authority, and no further proceedings on the part of any of the Members or the Company are necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, which have been duly and validly authorized by the Company's Managers and each of the Members. This Agreement has been duly executed and delivered by each of the Members and the Company and is a duly authorized, valid, legally binding and enforceable obligation of each of the Members and the Company, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such approval of regulatory agencies and other governmental authorities having authority over the Company as may be required by statute or regulation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation or breach of or default under the Articles of Organization, or Operating Agreement of the Company.

         SECTION 3.5 NO VIOLATION. Except as set forth on Schedule 3.5, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, following the receipt of such approvals as may be required from the SEC, the Office of Thrift Supervision ("OTS"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Colorado State Bank Commissioner ("Commissioner") and the Alabama Superintendent of Banks ("Superintendent") will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Company or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Company pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Company is a party or by which any of its assets or properties are subject or bound. There are no proceedings pending or, to the knowledge of the Members or the Company, threatened, against the Company, or involving the Membership Interests, at law or in equity or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to Compass or Merger Sub upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation.

Except as contemplated hereby, the existence, business organization, assets, licenses, permits, authorizations and contracts of the Company will not be terminated or impaired by reason of the execution, delivery or performance by the Company and the Members of this Agreement or consummation by the Company and the Members of the transactions contemplated hereby, assuming the receipt of required shareholder and regulatory approvals.

         SECTION 3.6 CONSENTS AND APPROVALS. Each of the Members has consented to and approved the adoption of this Agreement, in accordance with the terms of the Company's Operating Agreement and the CLLC. Except as described in Schedule
3.6 hereto, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required in connection with the execution, delivery and performance by the Members and the Company of this Agreement and the transactions contemplated hereby, except the filing of the Articles of Merger under the CLLC, and such approvals as may be required from the SEC, the FRB, the OTS and the Superintendent.

         SECTION 3.7 SECURITIES ISSUANCES. All issuances of securities by the Company have been registered under the Securities Act, the Securities Act of the State of Colorado, and all other applicable laws or were exempt from any such registration requirements.

         SECTION 3.8 FINANCIAL STATEMENTS. The Company has provided Compass with a true and complete copy of the unaudited statement of financial position of the Company as of December 31, 1998, and the related statement of income for the year ended December 31, 1998, and the unaudited statement of financial position of the Company as of September 30, 1999 and the related unaudited statement of income, for the nine month period ended September 30, 1999, and promptly following their availability the Company will provide Compass with the Company's statement of financial position of the Company as of December 31, 1999 and the related statement of income for the year ended December 31, 1999 (such statements of financial position and the related statements of income, are collectively referred to herein as the "Financial Statements"). The Financial Statements fairly present the financial position of the Company as of the dates thereof and the results of operations and changes in consolidated financial position of the Company for the periods then ended, and the accounting records underlying the Financial Statements accurately and fairly reflect in all material respects the transactions of the Company. The Company has no liabilities or obligations of a type which should be included in or reflected on the Financial Statements, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Financial Statements. The Company will provide Compass with the unaudited statements of financial position of the Company as of the end of each month hereafter, prepared on a basis consistent with prior periods. The Company has no off balance sheet liabilities associated with financial derivative products or potential liabilities associated with financial derivative products.

         SECTION 3.9 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth on Schedule 3.9, since June 30, 1999 (the "Balance Sheet Date") the Company has not:

         (a) made any amendment to its Articles of Organization or Operating Agreement or changed the character of its business in any material manner;

         (b) suffered any Material Adverse Effect (as defined in Section 10.12(b));

         (c) entered into any agreement, commitment or transaction except in the ordinary course of business;

         (d) except in the ordinary course of business, incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise);

         (e) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than statutory liens not yet delinquent) except in the ordinary course of business;

         (f) except in the ordinary course of business, canceled any debts, waived any claims or rights, or sold, transferred, or otherwise disposed of any of its properties or assets;

         (g) directly or indirectly declared, set aside or made any distribution in respect to its Membership Interests or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any Membership Interests or other of its securities;

         (h) organized or acquired any capital stock or other equity securities or acquired any equity or ownership interest in any person;

         (i) issued, reserved for issuance, granted, sold or authorized the issuance of any Membership Interests or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into Membership Interests;

         (j) made any or acquiesced with any change in any accounting methods, principles or practices;

         (k) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business; or

         (l) agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section
3.9 in the future so that any such representation would not be true in all material respects as of the Closing.

         SECTION 3.10 COMPANY INDEBTEDNESS. The Company has delivered to Compass true and complete copies of all loan documents ("Company Loan Documents") related to indebtedness of the Company ("Company Indebtedness") and made available to Compass all material correspondence concerning the status of Company Indebtedness.

         SECTION 3.11 LITIGATION. There are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of the Members or the Company, threatened against the Company or involving any of its properties or assets, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity ("Proceeding"). The Company will notify Compass immediately in writing of any Proceedings against the Company.

         SECTION 3.12 TAX MATTERS. The Company has duly filed all tax returns that it was required to file (the "Filed Returns"). All such Filed Returns were correct and complete in all material respects. The Company is not the beneficiary of any extension of time within which to file any tax return. The Company has no direct or indirect liability for the payment of any federal income taxes, state and local income taxes, and franchise, property, sales, employment or other taxes in excess of amounts paid or reserves established. There are no liens for any taxes on any assets of the Company except for liens for taxes not yet due or for taxes being contested in good faith and for which adequate reserves have been established. There are no pending questions raised in writing by the IRS or other taxing authority for taxes or assessments of or in relation to the Company, nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax assessment or deficiency against or in relation to the Company for any period. The Company has withheld and paid over all taxes to the proper governmental authorities required to be so withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, member or other third party. The Company has never agreed to make, nor is the Company required to make, any adjustment under Section 481(a) of the Code by reason of a change in the method of accounting or otherwise.

         SECTION 3.13 EMPLOYMENT MATTERS; EMPLOYEE BENEFIT PLANS. The Company has no employees. The Company does not sponsor, maintain, contribute to or participate in any employee benefit plans (as defined in Section 3(1) of the Employee Retirement Income Safety Act of 1974, as amended ("ERISA")) or employee pension benefit plans (as defined in Section 3(2) of ERISA).

         SECTION 3.14 LEASES, CONTRACTS AND AGREEMENTS. Schedule 3.14 sets forth an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which the Company is a party or by which the Company is bound which obligate or may obligate the Company for an amount in excess of $50,000 per lease, sublease, license, contract or agreement over the entire term of any such agreement or any leases, subleases, licenses, contracts or agreements with a current term of one year or longer (the "Contracts"). The Company has made available to Compass true and correct copies of all Contracts. All of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. All payments by the Company under the Contracts are current, there are no existing defaults by the Company under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default.

         SECTION 3.15 RELATED COMPANY TRANSACTIONS. Except as set forth on
Schedule 3.15, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Company and any of its Affiliates. The term "Affiliate" as used in this Agreement means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         SECTION 3.16 COMPLIANCE WITH LAWS. Except as set forth on Schedule 3.16, the Company is not in default in respect to or in violation of (i) any judgment, order, writ, injunction or decree of any court, or (ii) in any material respect, any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local, and the consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to the Company. The Company has all permits, licenses, and franchises from governmental agencies required to conduct their businesses as they are now being conducted.

         SECTION 3.17 INSURANCE. The Company has in effect the insurance coverage described in Schedule 3.17 and has had similar insurance in force since its formation. The Company has made available to Compass true and accurate copies of the policies and declaration pages evidencing such insurance coverage.

         SECTION 3.18 COMPANY PROPERTY. The only real or personal property (other than cash) that has ever been owned, leased or operated by the Company is the Property (as defined herein).

         SECTION 3.19 ENVIRONMENTAL COMPLIANCE. Except as set forth in Schedule 3.19, to the knowledge of the Company and the Members:

         (a) The Company and the Property are in compliance with all applicable Environmental Laws (as defined in Section 10.13(c)). There is no past or present event, condition or circumstance that could (1) interfere with the conduct of the business of the Company in the manner now conducted relating to such entity's compliance with Environmental Laws, (2) constitute a violation of, or serve as the basis of liability pursuant to, any Environmental Law or (3) which could have a Material Adverse Effect upon the Company;

         (b) The Company and the Property have not been, and are not now subject to any actual, or, to the knowledge of the Company, any potential or threatened Proceeding pursuant to any Environmental Law and the Company has not received any notice (whether from any regulatory body or private person) of any actual or alleged violation of, or liability pursuant to, any Environmental Law;

         (c) With respect to the Property, the Company was not required to obtain any permit, license, or other authorization under RCRA, FWPCA, TSCA, CAA, or any state or local counterparts to any of the foregoing.

         (d) The Company has not generated any Hazardous Substances for which it was required under an Environmental Law to execute any hazardous waste disposal manifest;

         (e) There are no underground or above ground storage tanks on or under the Property nor any Hazardous Substances (except for asbestos containing material ("ACM")) at, in, on, under or emanating from the Property in any quantity or concentration exceeding any standard or limit established pursuant to any Environmental Law;

         (f) There is no ACM present in the Property, except non-friable ACM which can be managed in place in compliance with Environmental Laws without air monitoring, removal or encapsulation and which is managed under and in compliance with an operations and maintenance program.

         (g) For purposes of this Agreement, "Property" means the real property described in EXHIBIT C.

         SECTION 3.20 REGULATORY ACTIONS. Except as set forth on Schedule 3.20, there are no actions or proceedings pending or, to the knowledge of the Members, threatened against the Company by or before the Environmental Protection Agency, the Colorado Department of Health and Environment or any other nation or government, any state or political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         SECTION 3.21 TITLE TO PROPERTIES; ENCUMBRANCES. Except as set forth on
Schedule 3.21, in notes to the Financial Statements, or for such encumbrances arising by operation of law, the Company has unencumbered, good, legal, and indefeasible title to all its properties and assets, real and personal, including, without limitation, all the properties and assets reflected in the Financial Statements. The Company has a title policy in full force and effect from a title insurance company that, to the best of Company's knowledge, is solvent, insuring good and indefeasible title to the Property in favor of the Company. The Company has made available to Compass all of the files and information in the possession of the Company concerning such properties, including any title exceptions which might affect indefeasible title or value of such property. The Company holds good and legal title or good and valid leasehold rights to all assets that are necessary for it to conduct its business as it is currently being conducted. Except as set forth on Schedule 3.21, the Company owns all furniture, equipment, art and other property used to transact business presently located on its premises.

         SECTION 3.22 TAKEOVER LAWS. This Agreement and the Merger contemplated hereby are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state applicable to the Company.

         SECTION 3.23 ACCOUNTING MATTERS. Neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of EXHIBIT D hereto.

         SECTION 3.24 YEAR 2000 REPRESENTATION. All software, firmware, hardware, equipment, microprocessing chips and other data processing devices and services (both as a recipient and as a provider), capabilities and facilities utilized by, and material to the business operations or financial condition of, the Company are or will be able to record and process all calendar dates (whether before, in or after the year 2000) correctly with four-digit year processing and will be able to communicate with other applicable systems to accept two-digit year date data in a manner that resolves any ambiguities as to century in a properly defined manner (collectively, "Year 2000 Compliant").

         SECTION 3.25 MEMBERSHIP REPRESENTATIONS. Each Member represents as to itself that it is (i) an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act and (ii) by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of the prospective investment, it is able to bear the economic risk of such investment and, at the present time, could afford a complete loss of such investment.

         SECTION 3.26 REPRESENTATIONS NOT MISLEADING. No representation or warranty by the Members and the Company in this Agreement, or in any exhibit or schedule furnished to Compass by the Company under and pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES
                                   OF COMPASS

         Compass hereby makes the representations and warranties set forth in this Article IV to the Members and the Company. Compass has delivered to the Members and the Company the

Schedules to this Agreement referred to in this Article IV prior to the date hereof. Compass agrees at the Closing to provide the Members and the Company with supplemental Schedules reflecting any changes thereto between the date of such Schedules and the date of Closing.

         SECTION 4.1 ORGANIZATION AND AUTHORITY.

         (a) Compass is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

         (b) Compass is a bank holding company under the Bank Holding Company Act of 1956, as amended, and in good standing under all laws, rules and regulations applicable to bank holding companies. Compass is duly qualified or licensed and in good standing in each jurisdiction which requires such qualification where it owns or leases properties or conducts business.

         SECTION 4.2 AUTHORITY RELATIVE TO AGREEMENT. Compass has full corporate power and authority and no further corporate proceedings on the part of Compass are necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby, all of which have been duly and validly authorized by Compass' Board of Directors. This Agreement has been duly executed and delivered by Compass and is a duly authorized, valid, legally binding and enforceable obligation of Compass, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over Compass as may be required by statute or regulation. Compass is not in violation of or default under its Certificate of Incorporation or By-Laws or any agreement, document or instrument under which Compass is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to Compass or any of its Subsidiaries, the violation or breach of which could have a Material Adverse Effect on Compass and its Subsidiaries taken as a whole. Except as set forth on Schedule 4.2, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such approvals as may be required from the SEC, the OTS, the FRB, the FDIC and the Superintendent will
(i) conflict with or result in any violation or breach of or default under its Certificate of Incorporation or By-Laws; (ii) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Compass, or (iii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of Compass pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Compass is a party or by which any of its assets or properties are bound. Except as set forth on Schedule 4.2, there are no proceedings pending or, to the knowledge of Compass, threatened, against Compass, at law or in equity or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to the Company on the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 4.2, or as contemplated hereby, the corporate existence, business, organization, assets, licenses, permits, authorizations and contracts of Compass will not be terminated or impaired by reason of the execution, delivery or performance by Compass of this Agreement or consummation by Compass of the transactions contemplated hereby, assuming receipt of the required regulatory approvals.

         SECTION 4.3 FINANCIAL REPORTS. Compass has previously furnished the Members and the Company a true and complete copy of (i) the 1998 Annual Report to Shareholders, which report (the "Compass 1998 Annual Report") includes, among other things, consolidated balance sheets of Compass and its Subsidiaries as of December 31, 1998 and 1997, the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996 and (ii) Compass' quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 1999 (the "Quarterly Reports") which reports include among other things unaudited balance sheets of Compass and its Subsidiaries as of March 31 and June 30, 1999 and 1998, respectively, and the related unaudited consolidated statements of income and cash flows for the three- and six-month periods ending March 31 and June 30, 1999 and 1998. The financial statements contained in the Compass 1998 Annual Report and such Quarterly Reports have been prepared in conformity with GAAP applied on a basis consistent with prior periods. The consolidated balance sheets of Compass and its Subsidiaries as of December 31, 1998 and 1997 contained in the Compass 1998 Annual Report fairly present the consolidated financial condition of Compass and its Subsidiaries as of the dates thereof, and the related consolidated statements of income, shareholders' equity and cash flows of Compass and its Subsidiaries contained therein fairly present the results of operations and cash flows thereof for the fiscal years then ended. The unaudited consolidated financial statements of Compass and its Subsidiaries as of March 31 and June 30, 1999 and 1998, contained in Compass' Quarterly Reports, fairly present the financial condition, the results of the operations and changes in cash flows thereof as of such dates and for the periods indicated. For the purposes of this Agreement, all financial statements referred to in this Section 4.3 shall be deemed to include any notes to such financial statements. Compass has made all filings required to be made in compliance with the Exchange Act. None of the information contained in the Compass 1998 Annual Report or Compass' Quarterly Reports is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.4 CAPITALIZATION. The shares of Compass Common Stock to be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable, and not issued in violation of any preemptive rights. As of July 31, 1999, Compass had 113,629,765 shares of common stock, $2.00 per share par value, issued and outstanding. None of the shares of Compass Common Stock to be issued pursuant to this Agreement will be subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge or security interest, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of Compass Common Stock except as contemplated hereby.

         SECTION 4.5 CONSENTS AND APPROVALS. No prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by Compass in connection with the execution, delivery and performance by Compass of this Agreement and the transactions contemplated hereby or the resulting change in control of the Company, except such approvals as may be required from the SEC, the FRB, the OTS, the Commissioner, the Superintendent and the FDIC.

         SECTION 4.6 AVAILABILITY OF THE COMPASS COMMON STOCK. Compass has available a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration, and Compass will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of the Compass Common Stock to pay the Merger Consideration.

         SECTION 4.7 REGULATORY ACTIONS. Neither Compass nor any of its Subsidiaries have taken or agreed to take any action or has knowledge of any fact or circumstance that would materially impede or delay receipt of any required regulatory approval.

         SECTION 4.8 TAKEOVER LAWS. This Agreement and the Merger contemplated hereby are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state applicable to Compass or any of its Subsidiaries.

         SECTION 4.9 ACCOUNTING MATTERS. Neither Compass nor any of its affiliates has taken or agreed to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of EXHIBIT D hereto.

         SECTION 4.10 REPRESENTATIONS NOT MISLEADING. No representation or warranty by Compass in this Agreement nor exhibit or schedule furnished to the Members and the Company under and pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

         SECTION 4.11 LITIGATION. There are no material Proceedings pending, or to the knowledge of Compass or its Subsidiaries, threatened against Compass or its Subsidiaries or involving any of their respective properties or assets which are required to be disclosed, but have not been so disclosed, in filings required to be made with the SEC pursuant to the Exchange Act.

         SECTION 4.12 ABSENCE OF CHANGES. Since June 30, 1999, no event has occurred or circumstances arisen that, individually, or taken together, with all other facts, circumstances and events, would have required a filing with the SEC pursuant to the Exchange Act which has not been so filed.

                                   ARTICLE V.

                    COVENANTS OF THE MEMBERS AND THE COMPANY

         SECTION 5.1 AFFIRMATIVE COVENANTS OF THE MEMBERS AND THE COMPANY. For so long as this Agreement is in effect, the Members and the Company shall to, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement:

         (a) preserve intact the Company's existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

         (b) comply with all material contractual obligations applicable to the Company's operations;

         (c) maintain all the Company's properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Schedule 3.17 (which shall list the Property insured by such coverages) or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are adequate for the business conducted by the Company and consistent with the existing insurance coverages;

         (d) in good faith and in a timely manner (i) cooperate with Compass in satisfying the conditions in this Agreement, (ii) assist Compass in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary for Compass, the Members and the Company (or any of them) to carry out and consummate the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement or understanding existing at the Closing between the Company and any governmental agency or other third party,
(iii) furnish information concerning the Company not previously provided to Compass required for inclusion in any filings or applications that may be necessary in that regard, (iv) assist Merger Sub in the assumption of the Loan (as defined in Section 6.4) to the extent the Loan is determined to be assumable by Merger Sub, and (v) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

         (e) comply in all material respects with all applicable laws and regulations, domestic and foreign;

         (f) promptly notify Compass upon obtaining knowledge of any default, event of default or condition with which the passage of time or giving of notice would constitute a default or an event of default under the Company Loan Documents and promptly notify and provide copies to Compass of any material written communications concerning the Company Loan Documents;

         (g) between the date of this Agreement and Closing, promptly give written notice to Compass upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of the Members and the Company contained in or referred to in this Agreement to be untrue or misleading in any material respect;

         (h) deliver to Compass a list (Schedule 5.1(h)), dated as of the Effective Time, showing (i) the name of each bank or institution where the Company has accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;

         (i) deliver to Compass a list (Schedule 5.1(i)), dated as of the Effective Time, showing all liabilities and obligations of the Company, except those arising in the ordinary course of business, incurred since the Balance Sheet Date, certified by a manager of the Company;

         (j) promptly notify Compass of any material change or inaccuracies in any data previously given or made available to Compass pursuant to this Agreement; and

         (k) provide access to the Property so as to enable Compass to physically inspect any structure or components of any structure on the Property, including without limitation surface and subsurface testing and analyses.

         SECTION 5.2 NEGATIVE COVENANTS OF THE MEMBERS AND THE COMPANY. Except with the prior written consent of Compass or as otherwise specifically permitted by this Agreement, the Company and the Members will not, to, from the date of this Agreement to the Closing:

         (a) make any amendment to its Articles of Organization or Operating Agreement;

         (b) make any change in the methods used in allocating and charging costs, except as may be required by applicable law and after notice to Compass;

         (c) make any change in the number of Membership Interests issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any Membership Interests or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into its Membership Interests;

         (d) contract to create any obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of business;

         (e) contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than statutory liens for which the obligations secured thereby shall not become delinquent), except in the ordinary course of business;

         (f) cancel any debts, waive any claims or rights of value or sell, transfer, or otherwise dispose of any of its material properties or assets, except in the ordinary course of business;

         (g) declare, pay or set aside for payment of distributions or any other payment in respect of its Membership Interests, except for distributions or payments consistent with past practices;

         (h) except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, acquire the capital stock or other equity securities or interest of any person;

         (i) make any capital expenditure or a series of expenditures of a similar nature in excess of $100,000 in the aggregate;

         (j) make any income tax or franchise tax election or settle or compromise any federal, state, local or foreign income tax or franchise tax liability, or, except in the ordinary course of business, make any other tax election or settle or compromise any other federal, state, local or foreign tax liability;

         (k) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any contract or commitment other than in the ordinary course of business;

         (l) except as contemplated by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or business combination of the Company;

         (m) make any investments except in the ordinary course of business;

         (n) modify, amend, waive or extend either the Company Loan Documents or any rights under such agreements;

         (o) sell or contract to sell the Property;

         (p) change any fiscal year or the length thereof;

         (q) take or agree to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of EXHIBIT D hereto; or

         (r) prepay in whole or in part the Company Indebtedness; or

         (s) enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner inconsistent with the obligations of the under this Agreement or any related written agreement. Nothing contained in this Section 5.2 or in Section 5.1 is intended to influence the general management or overall operations of the Company in a manner not permitted by applicable law and the provisions thereof shall automatically be reduced in compliance therewith.

                                  ARTICLE VI.

                              ADDITIONAL AGREEMENTS

         SECTION 6.1 ACCESS TO, AND INFORMATION CONCERNING, PROPERTIES AND RECORDS. During the pendency of the transactions contemplated hereby, the Members and the Company shall, to the extent permitted by law, give Compass, its legal counsel, accountants and other representatives full access, during normal business hours and upon reasonable advance notice, throughout the period prior to the Closing, to all of the Company's properties, books, contracts, commitments and records, permit Compass to make such inspections (including without limitation physical inspection of the surface and subsurface of any property thereof and any structure thereon) as they may require and furnish to Compass during such period all such information concerning the Company and its affairs as Compass may reasonably request. All information disclosed by the Members or the Company to Compass which is confidential and is so identified to Compass as confidential shall be held confidential by Compass and its representatives, except to the extent counsel to Compass in its reasonable opinion has advised it such information is required to or should be disclosed in filings with regulatory agencies or governmental authorities or in proxy materials delivered to shareholders of the Company. In the event this Agreement is terminated pursuant to the provisions of Article VIII, upon the written request of the Company, Compass agrees to destroy or return to the Company all copies of such confidential information.

         SECTION 6.2 FILING OF REGULATORY APPROVALS. Compass and the Company shall use their best efforts to file all notices and applications to the FRB, the OTS, the Superintendent, the Commissioner and the FDIC on or before December 1, 1999 which Compass deems necessary or appropriate to complete the transactions contemplated herein. Compass will deliver to the Company, and the Company will deliver to Compass, copies of all non-confidential portions of any such applications.

         SECTION 6.3 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions of this Agreement, Compass, the Members and the Company agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement. Compass, the Members and the Company shall use their respective best efforts to obtain or cause to be obtained consents of all third parties and governmental and regulatory authorities necessary or desirable for the consummation of the transactions contemplated herein.

         SECTION 6.4 COMPANY INDEBTEDNESS. Prior to the Effective Time, the Company shall pay all regularly scheduled payments on all Company Indebtedness and shall cooperate with Compass in taking such actions as are reasonably appropriate or necessary in connection with the redemption, prepayment, modification, satisfaction or elimination of any outstanding indebtedness of the Company with respect to which a consent is required to be obtained to effectuate the Merger and the transactions contemplated by this Agreement and has not been so obtained. Compass agrees to cause Merger Sub to assume, if possible, and, if not, to cause Merger Sub to prepay or pay off the balance of that portion of the Company Indebtedness evidenced by the loan to Berkshire Life Insurance Company (the "Loan") listed on Schedule 3.21. Compass agrees that it shall be deemed not possible to assume the Loan if Berkshire Life Insurance Company shall require that any of the Members remain personally obligated, in whole or in part, for repayment of the Loan as a condition of Merger Sub's assumption of the Loan. In such situation, Merger Sub shall prepay or pay off the balance of the Loan. If the Loan is assumed, prepaid or paid off, Merger Sub shall be responsible for all fees and expenses thereof.

         SECTION 6.5 BEST GOOD FAITH EFFORTS. All parties hereto agree that the parties will use their best good faith efforts to secure all regulatory approvals necessary to consummate the Merger and other transactions provided herein and to satisfy the other conditions to Closing contained herein.

         SECTION 6.6 EXCLUSIVITY. Neither the Members nor the Company shall solicit, entertain or negotiate with respect to any offer to acquire the Membership Interest or the Company from any other person. During the term of this Agreement, neither the Members nor the Company shall provide information to any other person in connection with a possible acquisition of the Company. Immediately upon receipt of any such unsolicited offer, the Members or the Company will communicate to Compass the terms of any proposal or request for information and the identity of parties involved.

         SECTION 6.7 PUBLIC ANNOUNCEMENT. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the timing and content of any announcements, press releases or other public statements concerning the proposal contained herein will occur upon, and be determined by, the mutual consent of the parties hereto.

         SECTION 6.8 THE PROPERTY; RIGHT TO TERMINATE AGREEMENT.

         (a) Compass and its consultants, agents and representatives, shall have the right to the same extent that the Company has such right, but not the obligation or responsibility, to inspect the Property, upon reasonable advance notice, including, without limitation, for the purpose of conducting asbestos surveys and sampling, and other environmental assessments and investigations ("Environmental Inspections"). Compass' right to conduct Environmental Inspections shall include the right to sample and analyze air, sediment, soil and groundwater of the Property to the same extent that the Company have such right.

         (b) Compass shall notify the Company of any Environmental Inspections of the Property that it intends to conduct, and the Company may place reasonable restrictions on the time of such inspections. Compass shall notify the Company on or prior to January 15, 2000 if the Property, in the reasonable discretion of Compass, is not acceptable and requires further assessment, remediation, correction, or monitoring ("Environmental Response").

         (c) Each party hereto agrees to indemnify and hold harmless the other party for any claims for damage to the Property or injury or death to persons in connection with any Environmental Inspection of the Property to the extent such damage, injury or death is directly attributable to the negligent actions or negligent omissions of such indemnifying party. Compass shall have no liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection. If this Agreement is terminated, then except as otherwise required by law, Compass shall have no obligation to make any reports to any governmental authority of the results of any Environmental Inspection, but such reporting shall remain the responsibility of and within the discretion of the Company. Compass shall have no liability to the Company for making any report of such results to any governmental authority.

         (d) Compass may, at its sole cost and expense, obtain an Owner's Title Policy Commitment (the "Title Commitment") issued by a title insurance company of Compass' choice. The Title Commitment shall set forth the state of title to the Property together with all exception on conditions to such title, including, but not limited to, all easements, restrictions, rights-of-way, covenants, reservations, and all other encumbrances or other matters affecting the Property which would appear in an Owner's Title Policy.

         (e) Compass shall notify the Company on or prior to December 15, 1999 of any objections ("Title Objections") Compass may have to anything contained in the Title Commitment and the Company shall take action to cure such objections prior to the Effective Time. To the extent such objections are not cured, the dollar value of such objections shall be a deduction from the aggregate Merger Consideration.

         (f) Compass may, at its sole cost and expense, obtain a survey (the "Survey") of the Property showing the location of all improvements, fences, evidence of abandoned fences, lakes, ponds, creeks, streams, rivers, easements, roads and rights-of-ways and showing the location of the Property, if any, of the 100-year flood plain.

         (g) Compass shall notify the Company on or prior to December 15, 1999 of any objections ("Survey Objections") Company may have to anything contained on the Survey and the Company shall take action to cure such objections prior to the Effective Time. To the extent such objections are not cured, the dollar value of such objections shall be a deduction from the aggregate Merger Consideration.

         (h) Compass shall have the right to terminate this Agreement if the Environmental Inspection identifies any past or present event, condition or circumstance that, based on the reasonable estimates of the environmental professionals referred to in this Section 6.7, may currently or in the future require expenditures by the Company in connection with (1) Environmental Response of the Property (including, without limitation, eventual removal of asbestos containing material), (2) preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to the Property, or (3) any violations of applicable Environmental Laws which expenditures, individually or in the aggregate, may exceed $500,000 (the "Aggregate Environmental Expense Limit); provided, however, that the determination of the Aggregate Environmental Expense Limit shall include the aggregate expenses in connection with Environmental Response (as defined in the Ancillary Agreements as defined below) and preparing and obtaining approval by the appropriate environmental regulatory authority of remediation plans with respect to one or more of Controlled Property (as defined in one or more of the Ancillary Agreements) under this Agreement and the Ancillary Agreements.

         (i) The Company agrees to make available to Compass and its consultants, agents and representatives all documents and other material relating to environmental conditions of the Property including, without limitation, the results of all other environmental inspections and surveys. The Company also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Compass and shall be entitled to certify the same in favor of Compass and its consultants, agents and representatives in such a manner which will entitle Compass to rely upon such reports and make all other data available to Compass and its consultants, agents and representatives. At the written request of the Company, Compass agrees to provide the Company with a copy of all environmental reports prepared by its consultants as a result of the Environmental Inspections.

         SECTION 6.9 EXCHANGE AGREEMENT. Immediately prior to the Effective Time, the Members, the Company and Compass agree to enter into the Exchange Agreement with the Exchange Agent, or if the Exchange Agent refuses to serve as exchange agent, such other exchange agent as shall mutually agreed to by the Members, the Company and Compass.

         SECTION 6.10 MANAGER INDEMNIFICATION.

         (a) Following the Effective Time and for a period of five years thereafter, Compass shall indemnify, defend, and hold harmless the present and former managers of the Company (each, an "Indemnified Party") against all costs or expenses, including reasonable attorneys' fees, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, or investigative, arising out of actions or omissions accruing at or prior to the Effective Time) including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that the Company is permitted to indemnify (and advance expenses to) its managers under the Articles of Organization or Operating Agreement and any indemnification agreements between the Company and its managers as in effect on the date hereof; provided that any determination required to be made with respect to whether a manager's conduct complies with the standard set forth under the Company's Articles of Organization or Operating Agreement, and any indemnification agreements between the Company and its managers shall be made by independent counsel (which shall not be counsel that provides material services to Compass, the Company or the person seeking indemnification hereunder) selected by Compass and reasonably acceptable to such manager, officer, director or employee. The indemnification provisions currently contained in the Articles of Organization or Operating Agreement shall not be amended after the date hereof.

         (b) Any Indemnified Party wishing to claim indemnification under
Section 6.9(a) upon learning of any action, claim, suit, proceeding or investigation described above shall promptly notice Compass thereof; provided, that the failure to so notify shall not affect the obligations of Compass under
Section 6.9(a) unless and to the extent that Compass is actually prejudiced as a result of such failure.

         (c) If Compass or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provisions shall be made so that the successors and assigns of Compass shall assume the obligations set forth in this Section 6.9.

                                  ARTICLE VII.

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) the receipt of regulatory approvals which approvals shall not have imposed any condition or requirement which in the judgment of Compass would adversely impact the economic or business benefits of the transactions contemplated by this Agreement or otherwise would in the judgment of Compass be so burdensome as to render inadvisable the consummation of the Merger, and the expiration of any applicable waiting period with respect thereto;

         (b) the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

         (c) unless the provisions of Section 1.8(e) apply, a registration statement covering the Compass Common Stock to be issued in the Merger shall be effective under the Securities Act and any applicable state securities or "blue sky" acts and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose, or any proceedings under the SEC or applicable state securities authorities rules with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any applicable state securities or blue sky authorities; and

         (d) the shares of Compass Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

         SECTION 7.2 CONDITIONS TO THE OBLIGATIONS OF COMPASS TO EFFECT THE MERGER. The obligations of Compass to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) all representations and warranties of the Members and the Company shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

         (b) the Members and the Company shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Effective Time;

         (c) there shall not have occurred a Material Adverse Effect with respect to the Company;

         (d) the managers of the Company shall have delivered to Compass an instrument in the form of EXHIBIT G attached hereto dated the Effective Time releasing the Company from any and all claims of such managers (except as to their deposits and accounts, and as to their rights of indemnification pursuant to the Articles of Organization or Operating Agreement of the Company) and the managers shall have delivered to Compass their resignations as managers of the Company;

         (e) Compass shall have received the opinions of counsel to the Members and the Company acceptable to it as to the matters set forth on EXHIBIT E attached hereto;

         (f) the aggregate principal amount of all Company Indebtedness shall not exceed $210,000;

         (g) Compass shall have determined, in its sole reasonable judgment, that the liabilities and obligations set forth on Schedule 5.1(i) do not have a Material Adverse Effect;

         (h) the transactions contemplated by each of (i) that certain Agreement and Plan of Merger between Compass and MegaBank Financial Corporation of even date herewith, (ii) that certain Agreement and Plan of Merger between Compass and 1996 Newton, LLC of even date herewith, and (iii) that certain Agreement and Plan of Merger between Compass and Nagrom LLC of even date herewith (collectively, the "Ancillary Agreements"), shall have been simultaneously consummated herewith;

         (i) all equipment material to the operation of the Property shall have been Year 2000 Compliant; and

         (j) Compass shall have received certificates dated the Closing executed by the an authorized manager of the Company certifying in such reasonable detail as Compass may reasonably request, to the effect described in Sections 7.2(a),
(b) and (c).

         SECTION 7.3 CONDITIONS TO THE OBLIGATIONS OF THE MEMBERS AND THE COMPANY TO EFFECT THE MERGER. The obligations of the Members and the Company to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) all representations and warranties of Compass shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

         (b) Compass shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by either of them prior to the Effective Time;

         (c) the Members and the Company shall have received the opinion of counsel to Compass acceptable to them, as to the matters set forth on EXHIBIT F attached hereto;

         (d) the Company shall have delivered to the managers of the Company an instrument in the form of EXHIBIT H attached hereto dated the Effective Time releasing such managers from any and all claims of the Company (except as to indebtedness or other contractual liabilities); provided, however, that such releases shall not release an action against such managers by Compass in connection with the transactions contemplated by this Agreement;

         (e) the Members and the Company shall have received certificates dated the Closing, executed by an appropriate officers of Compass, certifying, in such detail as the Company may reasonably request, to the effect described in Sections 7.3(a) and (b); and

         (f) there shall not have occurred a Material Adverse Effect with respect to Compass.

                                  ARTICLE VIII.

                         TERMINATION; AMENDMENT; WAIVER

         SECTION 8.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time, but prior to the Effective Time:

         (a) by mutual written consent duly authorized by the Boards of Directors of Compass and the Members of the Company;

         (b) by Compass (i) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of the Members and the Company contained in Article III which constitutes a Material Adverse Effect, (ii) pursuant to Section 6.8 or (iii) if any of the conditions to Closing contained in Section 7.1 or 7.2 are not satisfied or waived in writing by Compass;

         (c) by the Members or the Company if (i) the Members or the Company become aware of a state of facts or breach or inaccuracy of any representation or warranty of Compass contained in Article IV which constitutes a Material Adverse Effect, or (ii) if any of the conditions to Closing contained in Section
7.1 or 7.3 are not satisfied or waived in writing by the Members or the Company;

         (d) by Compass, the Members or the Company if the Effective Time shall not have occurred on or before the expiration of eight months from the date of this Agreement or such later date agreed to in writing by Compass, the Members and the Company;

         (e) by Compass, the Members or the Company if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable; or

         (f) by Compass or the Company if one or more of the Ancillary Agreements is terminated by any of the parties thereto.


         SECTION 8.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its members, directors, officers or shareholders, other than the provisions of Sections 6.3, 8.2, 9.1, 10.1 and 10.8. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

         SECTION 8.3 AMENDMENT. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the managers of the Company or the board of directors of Compass, at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         SECTION 8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX.

                                    SURVIVAL

         SECTION 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive after the Effective Time.

                                   ARTICLE X.

                                  MISCELLANEOUS

         SECTION 10.1 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation, attorneys' fees, accountants' fees, other professional fees and costs related to expenses of managers of the Company, shall be paid by the party incurring such costs and expenses. Each party hereto hereby agrees to and shall indemnify the other parties hereto against any liability arising from any such fee or payment incurred by such party.

         SECTION 10.2 BROKERS AND FINDERS. All negotiations on behalf of Compass, the Members and the Company relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against Compass, the Members or the Company for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.

         SECTION 10.3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Compass may assign its rights and obligations to any direct or indirect, wholly-owned, subsidiary of Compass, but no such assignment shall relieve Compass of its obligations hereunder.

         SECTION 10.4 FURTHER ASSURANCES. From time to time as and when requested by Compass or its successors or assigns, the Members, the Company and the managers of the Company shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be necessary to vest or perfect in or to confirm of record or otherwise the Company's title to and possession of, all of their respective property, interests, assets, rights, privileges, immunities, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

         SECTION 10.5 ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 10.6 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         SECTION 10.7 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if in person, by cable, telegram or telex or by telecopy, or five business days after mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         if to Compass:

                  Charles E. McMahen
                  Vice Chairman
                  Compass Bank
                  24 Greenway Plaza
                  Houston, Texas 77046
                  Telecopy No.: (713) 993-8535

                  Daniel B. Graves
                  Associate General Counsel
                  Compass Bancshares, Inc.
                  15 South 20th Street
                  Birmingham, Alabama 35233
                  Telecopy No.:  (205) 933-3043
         with a copy to:

                  Annette L. Tripp
                  Locke Liddell & Sapp LLP
                  3400 Chase Tower, 600 Travis
                  Houston, Texas 77002
                  Telecopy No.:  (713) 223-3717

         if to the Company:

                  Thomas R. Kowalski
                  MegaBank Financial Corporation
                  8100 East Arapahoe Road, Suite 214
                  Englewood, Colorado 80112
                  Telecopy No.:  (303) 741-4473

         with a copy to:

                  Ernest J. Panasci
                  Slivka Robinson Waters & O'Doriso, a professional corporation Suite 2600, 1099 18th Street
                  Denver, Colorado 80202-2750
                  Telecopy No: (303) 297-2750

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         SECTION 10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 10.9 DESCRIPTIVE HEADINGS. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 10.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 10.12 INCORPORATION BY REFERENCES. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

         SECTION 10.13 CERTAIN DEFINITIONS.

         (a) "Subsidiary" or "Subsidiaries" shall mean, when used with reference to an entity, any corporation, fifty percent (50%) of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

         (b) "Material Adverse Effect" shall mean any material adverse circumstance, event or series of events or circumstances with respect to the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations of the Company taken as a whole (or when the reference is to Compass, to Compass and its Subsidiaries, taken as a whole).

         (c) "Environmental Laws" shall mean all federal, state and local laws, ordinances, rules, common law, regulations, guidance documents, directives, and decisions, interpretations and orders of courts or administrative agencies or authorities, relating to the release, threatened release, recycling, processing, use, handling, transportation treatment, storage, disposal, remediation, removal, inspection or monitoring of, or exposure to, Hazardous Substances or protection of human health or safety or the environment (including, without limitation, wildlife, air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, as amended ("SARA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), Hazardous and Solid Waste Amendments of 1984, as amended ("HSWA"), the Hazardous Materials Transportation Act, as amended ("HMTA"), the Toxic Substances Control Act ("TSCA"), Occupational Safety and Health Act ("OSHA"), Federal Water Pollution Control Act, as amended ("FWPCA"), Clean Air Act ("CAA"), and any and all regulations promulgated pursuant to any of the foregoing, as amended.

         (d) "Hazardous Substances" shall mean those substances included within the statutory or regulatory definitions, listings or descriptions of "pollutant," "hazardous material," "contaminant," "toxic waste," "hazardous substance," "hazardous waste," "solid waste," or "regulated substance" pursuant to CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA, and/or any other Environmental Laws, as amended, and shall include, without limitation, any material, waste or substance which is or contains explosives, radioactive materials, oil or any fraction thereof, asbestos, or formaldehyde. To the extent that the laws or regulations of the State of Colorado establish a meaning for "hazardous substance," "hazardous waste," "hazardous material," "solid waste," "pollutant," "contaminant," "regulated substance," or "toxic waste," which is broader than that specified in any of CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA or any other Environmental Law such broader meaning shall apply.

         (e) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, discarding or abandoning.

         (f) "Knowledge" or "known" -- An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. A corporation, partnership, limited liability company or trust shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer serving in the capacities set forth on Schedule 10.13(f) hereto (or in any similar capacity) of the corporation, partnership, limited liability company or trust has, or at any time had, knowledge of such fact or other matter.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


ATTEST:                               COMPASS BANCSHARES, INC.



By /s/ Daniel B. Graves               by /s/ Garrett R. Hegel
  ---------------------                 ---------------------
Its:  Assistant Secretary             Its Chief Financial Officer


ATTEST:                               OSAGE 3734 LLC



By______________________              By /s/ Raymond L. Anilionis
                                         -----------------------
Its:                                  Its Manager

                                          MEMBERS


                                      /s/ Ryan R. Kowalski
                                      --------------------
                                      Ryan R. Kowalski


                                      RESPOND CORP.

                                      By /s/ Thomas R. Kowalski
                                        -----------------------
                                           Thomas R. Kowalski, President


                                      KLA/4 FAMILY LIMITED PARTNERSHIP, LLP



                                      By:  /s/ Raymond L. Anilionis
                                           ------------------------
                                           Raymond L. Anilionis, Partner

                                    EXHIBIT A

                     POOLING TRANSFER RESTRICTIONS AGREEMENT

         This Pooling Transfer Restrictions Agreement (this "Agreement") is executed and delivered this ____ day of _________, 1999 by and between Compass Bancshares, Inc. ("Compass"), Osage 3734 LLC (the "Company"), and the undersigned member of the Company (the "Member").

         WHEREAS, Compass and the Company entered into an Agreement and Plan of Merger dated _________, 1999 ("Merger Agreement") pursuant to which the Company will be merged with a to-be-formed subsidiary of Compass (the "Merger"), and

         WHEREAS, Compass has required as a condition to entering into the Merger Agreement that the Company and the Member and each other affiliate of the Company deliver to Compass an agreement in substantially the form hereof,

         NOW, THEREFORE, in consideration of Compass' agreement to enter into the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

         1. The Member agrees that he will not sell, pledge, transfer or otherwise dispose of any of the Company's membership interests ("Company Membership Interests"), within 30 days prior to the Effective Time (as defined in the Merger Agreement). The Member further agrees that until the publication of financial results covering at least 30 days of post-Merger combined operations of the Company and Compass, he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger, except for pledges by the Member of all or part of such Member's Compass Common Stock acquired in the Merger to secure loans, provided the lender accepts any pledge of such Compass Common Stock subject to the terms of this Agreement. The Member further agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger except in a manner which is consistent with any additional requirements for Compass' accounting for the Merger as a pooling of interests, including without limitation any new requirements imposed by the applicable provisions of the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), and the respective rules and regulations thereunder.

         2. The Member further acknowledges and agrees that he will be subject to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act, and agrees not to transfer any Compass Common Stock received by him in the Merger except in compliance with the applicable provisions of the Securities Act, the Exchange Act, and the respective rules and regulations thereunder.

         3. The Member agrees that the shares of Compass Common Stock to be issued to him in the Merger will bear a restrictive transfer legend in substantially the following form:

         The shares represented by this certificate are subject to a Pooling Transfer Restrictions Agreement dated _______ __, 1999 which restricts any sale or other transfer of such shares prior to the earlier to occur of (i) public release by Compass Bancshares, Inc. of 30 days of post-merger combined operations of Osage 3734 LLC and Compass Bancshares, Inc., or (ii) [insert due date of next Quarterly Report on Form 10-Q or Annual Report on Form 10-K that will contain required financial results.] The issuer will furnish to the record holder of this certificate, without charge, upon written request to the issuer at its principal place of business, a copy of the Pooling Transfer Restrictions Agreement.

Compass agrees to instruct its transfer agent to remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of the transfer restrictions described in Section 1.

         4. The Company agrees and the Member acknowledges and agrees that the Company will not permit the transfer of any Company Membership Interest by the Member or any other Company affiliate within 30 days prior to the Effective Time.

         5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned set his hand effective as of the day first written above.


                                         COMPASS BANCSHARES, INC.


                                         By:
                                            -----------------------------------
                                         Name:
                                               --------------------------------
                                         Title:
                                               --------------------------------


                                         OSAGE 3734 LLC


                                         By:
                                            -----------------------------------
                                         Name:
                                               --------------------------------
                                         Title:
                                               --------------------------------


                                         -------------------------------------
                                         Signature of Member


                                         -------------------------------------
                                         Printed Name of Member

                                   EXHIBIT B


                            EXCHANGE AGENT AGREEMENT

         This Exchange Agent Agreement, dated as of _________, 2000, is made and entered into by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), Compass Merger, LLC, a Colorado limited liability company ("Merger Sub"), Osage 3734 LLC, a Colorado limited liability company ("Company"), and Continental Stock Transfer & Trust Company, a New York banking corporation ("Exchange Agent").

                                    PREAMBLE:

         Pursuant to the Agreement and Plan of Merger dated as of November 4, 1999 ("Merger Agreement") among Compass, Merger Sub, the Company and the Members of the Company, the Company shall, at the Effective Time, be merged with Merger Sub. The name of the surviving company shall be Compass Merger, LLC ("Surviving Company").

         After the Effective Time, the outstanding membership interests (including for this purpose any membership interests which can be acquired upon the exercise of any warrant, option, right, convertible debt instrument or other security pursuant to which membership interests may be obtained (collectively, "Derivative Securities")), of the Company ("Company Membership Interests") shall solely represent, in the aggregate, the right to payment by Compass of total Merger Consideration of ______________ shares of Compass common stock, par value $2.00 per share ("Compass Common Stock") (or cash in lieu of fractional shares).

         The Company has requested Compass to designate the Exchange Agent in connection with the exchange (the "Exchange") of membership interests for shares of Compass Common Stock, subject to the terms and conditions hereof and of the Merger Agreement. The Exchange Agent will receive Company Membership Interests delivered for exchange pursuant to the terms of the Merger Agreement and will process any related documents. Compass desires that the Exchange Agent act in such capacity.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. APPOINTMENT OF EXCHANGE AGENT. Continental Stock Transfer & Trust Company is hereby appointed as the Exchange Agent for payment of the Merger Consideration to the Members. Such appointment shall be in accordance with the terms and conditions set forth herein.

         2. NO TRANSFER. At the Effective Time, the Company's transfer books will be closed and no transfers of Membership Interests shall be permitted.

         3. DUTIES OF EXCHANGE AGENT. The Exchange Agent is authorized and directed to perform the following functions contemplated by the Merger Agreement and the Letters of Transmittal (defined below):

                  (a) DISTRIBUTION OF LETTERS OF TRANSMITTAL. The Exchange Agent shall mail to the holders of record of Company Membership Interests, by first class United States mail, postage prepaid, copies of Letters of Transmittal, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 in substantially the form attached hereto as EXHIBIT A ("Letters of Transmittal"), and return envelopes to the Exchange Agent, at the earliest practicable time following the Effective Time. A form of Membership Interest Assignment and Power of Attorney will be provided to the Exchange Agent for use by members if necessary.

                  (b) ACCEPTANCE OF LETTERS OF TRANSMITTAL.

                  (i) The Exchange Agent will examine the Letters of Transmittal and other documents and instruments delivered to the Exchange Agent by or on behalf of holders tendering Company Membership Interests and shall determine whether (i) the Letters of Transmittal have been completed and executed properly, and are accompanied by proper evidence of authority, (ii) signatures are guaranteed (where required), all in accordance with the terms and conditions of the Merger Agreement and the Letters of Transmittal. The Exchange Agent shall accept the executed Letters of Transmittal which are surrendered in accordance with the provisions of the Merger Agreement. Such Letters of Transmittal shall only be accepted by the Exchange Agent and eligible for payment hereunder if they have been properly executed and completed in accordance with the instructions contained in the Letters of Transmittal and, subject to the following sentence, if the person or persons surrendering such Letters of Transmittal appear as a holder of record of the amount of membership interests surrendered on the list of members ("Member List") supplied and certified to the Exchange Agent by the Company attached as EXHIBIT B hereto. In the event the Exchange Agent shall have any questions as to whether Letters of Transmittal have been properly executed and completed, the Exchange Agent shall promptly refer such questions to Compass for resolution by Compass and the Exchange Agent shall be able to rely on the written instructions and decisions of any officer of Compass. Determination of all questions as to the proper completion or execution of the Letters of Transmittal for Company Membership Interests shall be made by Compass together with its attorneys, and such other persons as Compass shall designate, and such determinations shall be final and binding; provided, however, that the rejection by Compass of any Letters of Transmittal deemed by Compass to be ineffective shall not affect the right of any member in or to his respective share of the Merger Consideration;

                  (ii) If any defect or irregularity appears to exist in connection with a purported tender, the Exchange Agent will notify promptly the persons by whom the tender was made and will return all documents delivered in connection therewith or take such action as is necessary or advisable to cause such defect or irregularity to be cured;

                  (iii) Tenders may be made only as set forth in the Letters of Transmittal;

                  (iv) Letters of Transmittal, and facsimiles thereof submitted to the Exchange Agent, shall be marked by the Exchange Agent's designated officers to show the date and time of receipt and their review and acceptance thereof;

                  (v) From time to time as requested by Compass, the Exchange Agent shall provide Compass with a list of members who have properly tendered their Company Membership Interests. In addition, the Exchange Agent shall inform Compass in writing of the number of Company Membership Interests which have been properly tendered and the number which have been improperly tendered to the Exchange Agent during the week then ended and on a cumulative basis through that day. The Exchange Agent shall provide Compass such other information concerning the Company Membership Interests as it may reasonably request. Such communications should be sent to:

                            Compass Bancshares, Inc.
                            15 South 20th Street
                            Birmingham, Alabama 35233
                            Attn: Daniel B. Graves
                            Telephone No. (205) 933-3880

                  (c) EXCHANGE FUND. In order to provide for payment of the Merger Consideration in accordance with the terms of the Merger Agreement, Compass, prior to the Effective Time, shall deposit or cause to be deposited with the Exchange Agent (i) a sufficient number of shares of Compass Common Stock pursuant to Section 1.6 of the Merger Agreement to exchange Compass Common Stock for Company Membership Interests, and (ii) cash in an amount sufficient to make payments in lieu of fractional shares (the "Exchange Fund"). This Exchange Fund shall not be used for any purpose except as provided by this Agreement.

                  (d) COMPASS COMMON STOCK. Merger Sub and the Company shall jointly advise the Exchange Agent as to the number of shares of Compass Common Stock to be distributed to each Member which shall be calculated by Merger Sub and the Company as follows:

                              (i) COMPANY MEMBERSHIP INTERESTS. Each holder of
                  Company Membership Interests shall receive Merger Consideration equal to ______ shares of Compass Common Stock for each 1% of Company Membership Interests held immediately prior to the Effective Time.

                              (ii) FRACTIONAL SHARES. For each fractional share
                  of Compass Common Stock which would be delivered upon the surrender of Company Membership

                  Interests, each holder of a Membership Interest shall receive cash in an amount equal to the product of such fraction and
                  $     .
                   -----
                  As soon as practicable after acceptance of properly executed Letters of Transmittal in accordance with the terms of paragraph 3(b) hereof, the Exchange Agent shall issue and mail certificates representing shares of Compass Common Stock to the Members surrendering such certificates. The Exchange Agent shall promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of the Certificates.

                  (e) Other Duties of Exchange Agent.

                           (i) The Exchange Agent shall have no obligation to make payment for Company Membership Interests unless Compass shall have issued sufficient Compass Common Stock or caused such stock to be issued and shall have deposited or caused to be deposited in the Exchange Fund sufficient cash with which to pay all amounts due and payable for such shares.

                           (ii) The Exchange Agent shall be regarded as having made no representations or warranties as to the validity, sufficiency, value or genuineness of the Company Membership Interests, and the Exchange Agent shall not be deemed to have made any representations as to the value of such membership interests.

                           (iii) The Exchange Agent may rely on and shall be protected in acting upon the written instructions of any officer of Compass or the Surviving Company with respect to any matter relating to its actions or duties hereunder; and the Exchange Agent shall be entitled to request further instructions from Compass or the Surviving Company, as appropriate, and to act in accordance therewith.

                           (iv) The Exchange Agent may consult attorneys satisfactory to the Exchange Agent (including, without limitation, attorneys for Compass or the Surviving Company) and the written advice and opinion of such attorneys shall constitute full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

                           (v) The Exchange Agent shall take all other actions which it or Compass deems necessary or appropriate under the terms of the Merger Agreement, the Letters of Transmittal and under the customs and practices normally applied to transactions of this type and appropriate to the proper transfer of the Company Membership Interests and the proper maintenance of the Company's and Compass' member and shareholder books and records. Following payment in accordance with the terms hereof, the Exchange Agent shall forward to Compass all documents received by it in connection with tenders of Company Membership Interests (including Letters of Transmittal, telegrams, facsimile transmissions or letters representing tenders) Federal Express or other means acceptable to Compass.

         4. ALTERATION OF INSTRUCTIONS. The Exchange Agent shall follow and act upon any written amendments, modifications or supplements to these instructions and upon any further instructions from Compass or the Surviving Company in connection with the Merger Agreement or any of the transactions contemplated thereby, provided that such instructions do not cause a reduction in the amount or eliminate the opportunity of any Member to receive his or her portion of the Merger Consideration.

         5. INDEMNIFICATION OF EXCHANGE AGENT. Compass and the Surviving Company covenant and agree to indemnify the Exchange Agent and hold it harmless against any loss, liability or expense it may incur in the absence of negligence or bad faith on the part of the Exchange Agent arising out of or in connection with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liabilities in connection with this Agreement.

         6. COMPENSATION FOR SERVICES. Compass shall compensate the Exchange Agent for its services hereunder.

         7. UNCLAIMED FUNDS. Any moneys or certificates deposited hereunder which shall remain unclaimed by the holders Company Membership Interests for a period of six (6) months following the Effective Time shall, upon written request of the Surviving Company, be returned to Compass, plus interest earned on the cash portion thereof and the holders of Company Membership Interests not theretofore presented to and accepted by the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such Company Membership interests.

         8. INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall deposit portions of the Exchange Fund only as directed or consented to in writing by the Surviving Company.

         9. AMENDMENT. Except as otherwise expressly provided herein, neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated except in a writing signed by all of the parties hereto prior to the Effective Time or by Compass and the Exchange Agent after the Effective Time; provided, however, that no amendment shall be made if such modification shall reduce the amount of or eliminate the opportunity of any Member to receive his share of the Merger Consideration contemplated by the Merger Agreement.

         10. SECTION HEADINGS. The section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement.

         11. GOVERNING LAW. THIS AGREEMENT AND THE APPOINTMENT OF THE EXCHANGE AGENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO.

         12. NOTICES. Notices under this Agreement shall be deemed given if made in writing and sent via prepaid first-class United States mail, or by nationally recognized overnight courier, to:

         If to Compass:

                  Compass Bancshares, Inc.
                  15 South 20th Street
                  Birmingham, Alabama 35233
                  Attn:    Daniel B. Graves
                           Associate General Counsel

         If to the Exchange Agent:

                  Continental Stock Transfer & Trust Company
                  2 Broadway, 19th Floor
                  New York, New York 10004
                  Attn:    Steven G. Nelson
                           Chairman of the Board

         If to the Company prior to the Effective Time:

                  Osage 3734 LLC
                  c/o MegaBank Financial Corporation
                  8100 East Arapahoe Road, Suite 214
                  Englewood, Colorado  80112
                  Attn.:   Thomas R. Kowalski

         If to Merger Sub or, following
         the Effective Time, the
         Surviving Company:

                  Compass Merger, LLC
                  c/o Compass Bancshares, Inc.
                  15 South 20th Street
                  Birmingham, Alabama  35233
                  Attn:    Daniel B. Graves

         13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14. CONFLICT. In the event the terms of this Agreement conflict with the terms and provisions of the Merger Agreement, the terms and provisions of the Merger Agreement shall be controlling.

         15. DEFINED TERMS. Capitalized terms not defined herein have the meanings ascribed to them in the Merger Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized appointed officers on the date first written above.

                                       COMPASS BANCSHARES, INC.


                                       By: ___________________________________
                                       Name: _________________________________
                                       Title:_________________________________


                                       OSAGE 3734 LLC


                                       By: ___________________________________
                                       Name: _________________________________
                                       Title: ________________________________


                                       CONTINENTAL STOCK TRANSFER & TRUST
                                        COMPANY


                                       By: ___________________________________
                                       Name: ________________________________
                                       Title:_________________________________


                                       COMPASS MERGER, LLC


                                       By: ___________________________________
                                       Name: _________________________________
                                       Title:_________________________________


Exhibit A - Form of Letters of Transmittal
Exhibit B - Member List

                                    EXHIBIT C

The street address of the Property (if applicable) is:  3734 Osgage Street
                                                              Denver, CO

The legal description of the Property is:
     LOTS 7 THROUGH 12, INCLUSIVE,
     BLOCK 2,
     CENTRAL SUBDIVISION, AN ADDITION TO THE TOWN OF HIGHLANDS,
     CITY AND COUNTY OF DENVER,
     STATE OF COLORADO

                                 EXHIBIT D

                          POOLING OF INTEREST CRITERIA


ATTRIBUTES OF COMBINING ENTERPRISES

(a) Autonomy Condition. Each of the combining enterprises is autonomous and has not been a subsidiary or division of another enterprise within two years before the plan of combination is initiated.

(b) Independence Condition. Each of the combining enterprises is independent of the other combining enterprises.

MANNER OF COMBINING INTERESTS

(c) One-Year Rule. The combination is effected in a single transaction or is completed in accordance with a specific plan within one year after the plan is initiated.

(d) Common-Stock-for-Common-Stock-Condition. An enterprise offers and issues only common stock with rights identical to those of the majority of its outstanding voting common stock in exchange for substantially all of the voting common stock interest of another enterprise at the date the plan of combination is consummated.

(e) Change-in-Equity-Interests Condition. None of the combining enterprises changes the equity interest of the voting common stock in contemplation of effecting the combination either within two years before the plan of combination is initiated or between the dates the combination is initiated and consummated; changes in contemplation of effecting the combination may include distributions to stockholders and additional issuances, exchanges, and retirements of securities.

(f) Treasury-Stock Condition. Each of the combining enterprises reacquires shares of voting common stock only for purposes other than business combinations, and no enterprise reacquires more than a normal number of shares between the dates the plan of combination is initiated and consummated.

(g) Proportionate-Interest Condition. The ratio of the interest of an individual common stockholder to those of other common stockholders in a combining enterprise remains the same as a result of the exchange of stock to effect the combination.

(h) Voting-Rights Condition. The voting rights to which the common stock ownership interests in the resulting combined enterprise are entitled are exercisable by the stockholders; the stockholders are neither deprived of nor restricted in exercising those rights for a period.

(i) Contingency Condition. The combination is resolved at the date the plan is consummated and no provisions of the plan relating to the issue of securities or other consideration are pending.

ABSENCE OF PLANNED TRANSACTIONS

(j) The combined enterprise does not agree directly or indirectly to retire or reacquire all or part of the common stock issued to effect the combination.

(k) The combined enterprise does not enter into other financial arrangements for the benefit of the former stockholders of a combining enterprise, such as a guaranty of loans secured by stock issued in the combination, that in effect negates the exchange of equity securities.

(l) The combined enterprise does not intend or plan to dispose of a significant part of the assets of the combining enterprises within two years after the combination other than disposals in the ordinary course of business of the formerly separate enterprise and to eliminate duplicate facilities or excess capacity.

                                    EXHIBIT E

                         OPINIONS REQUIRED FROM COUNSEL
                                 TO THE COMPANY
                                 --------------


        (i) the Company is a Colorado limited liability company. The Company is duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has all requisite corporate power and authority to carry on its business as we know it to be conducted and to own, lease and operate its properties and assets as now owned, leased or operated. The Company is duly qualified and in good standing in Colorado;

        (ii) the Company has all requisite power and authority to execute and deliver the Agreement and any other agreements contemplated by the Agreement (collectively, the "Other Agreements") and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of the Company to execute and deliver the Agreement and the Other Agreements and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement and the Other Agreements have been duly executed and delivered by, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

        (iii) the Members own 100% of the authorized membership interests of the Company; all of the outstanding membership interests of the Company are validly issued, fully paid and nonassessable;

        (iv) to the best of our knowledge, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies, or other agreements or commitments obligating the Company to issue any membership or other equity interests of, restricting the transfer of, or otherwise relating to membership or other equity interests of the Company;

        (v) the execution and delivery by the Company of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the articles of organization or operating agreement of the Company, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment or decree, or any other restriction of any kind or character known to us to which the Company is a party or by which the Company or any of its assets or properties is bound, the breach of which could reasonably be expected to have Material Adverse Effect on the Company taken as a whole, and (c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body whether domestic or foreign applicable to the Company or its assets or properties;

         (vi) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained by Compass or Merger Sub, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by the Company of the Agreement;

         (vii) to the best of our knowledge, the Company is not a party to any Proceeding (as defined in the Agreement), nor to the best of our knowledge, is any Proceeding threatened against or affecting the Company;

         (viii) to the best of our knowledge and except as set forth on
Schedule 3.16 to the Agreement, the Company is not in material default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located; and

         (ix) upon consummation of the transactions contemplated by the Agreement in accordance with its terms and upon filing of the Articles of Merger relating to the Merger by the Secretary of State of Colorado, and upon filing by the Secretary of State of Colorado of a Certificate of Merger the Merger will have been legally consummated in accordance with the laws of the State of Colorado with the consequences specified in Section 7-80-1004 of the Colorado Limited Liability Company Act.

                                    EXHIBIT F

                         OPINIONS REQUIRED FROM COUNSEL
                            TO COMPASS AND MERGER SUB
                            -------------------------

         (i) Compass is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Compass is a bank holding company under the Bank Holding Company Act of 1956, as amended. Merger Sub is a Colorado limited liability company, duly organized, validly existing and in good standing under the laws of the state of Colorado. Compass and Merger Sub have all requisite corporate power and authority to carry on their business as now being conducted and to own, lease and operate their properties as now owned, leased or operated. Compass and Merger Sub are duly qualified and in good standing in the respective states where such qualification is required;

         (ii) Compass and Merger Sub each have all requisite power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of Compass and Merger Sub (or either of them) to execute and deliver the Agreement and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of each of Compass and Merger Sub enforceable against Compass and Merger Sub in accordance with its terms, subject to the effect of
(a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (iii) the shares of Compass Common Stock to be issued pursuant to the Agreement are validly issued, fully paid and nonassessable; and, to the best of our knowledge and except as contemplated by the Agreement, the shares of Compass Common Stock issued pursuant to the Agreement are not subject to any agreements or understandings to which Compass is a party with respect to the voting or transfer of such shares, are not subject to any agreements or understandings among any other parties with respect to the voting or transfer of such shares, and have not been issued in violation of the preemptive rights of any person;

         (iv) the execution and delivery by Compass and Merger Sub of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the certificate of incorporation or organization or bylaws or operating agreement of Compass or Merger Sub, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment of decree, or any other restriction of any kind known to us to which Compass or Merger Sub is a party or by which Compass or Merger Sub or any of their assets or properties is bound, the breach or violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole, and (c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body applicable to Compass or Merger Sub or their respective assets or properties;

         (v) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by Compass and Merger Sub of the Agreement;

         (vi) to the best of our knowledge, neither Compass nor Merger Sub is in violation of or default under the respective Certificates of Incorporation or Organization or Bylaws or Operating Agreement of Compass or Merger Sub or any agreement, document or instrument under which Compass or Merger Sub is obligated or bound, or any law, order, judgment, or regulation applicable to Compass or Merger Sub or any of their Subsidiaries, the violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole;

         (vii) the shares of Compass Common Stock to be issued pursuant to the Agreement have been registered under the Securities Act of 1933, as amended; and

         (viii) Except as set forth in the Schedules to the Agreement, to the best of our knowledge, neither Compass nor any of its Subsidiaries is a party to any Proceeding (as defined in the Agreement), nor to our knowledge is any Proceeding threatened against Compass or its Subsidiaries which is required to be disclosed, but has not been disclosed in filings required to be made with the SEC pursuant to the Exchange Act.

                                   EXHIBIT G
                               RELEASE OF CLAIMS
                               -----------------

         THIS RELEASE OF CLAIMS ("Release") dated the __ day of ______, 2000, is executed and delivered by the person executing below to OSAGE 3734 LLC, a Colorado limited liability company (the "Company").

         WHEREAS, Compass Bancshares, Inc. ("Compass") is to acquire the Company pursuant to that certain Agreement and Plan of Merger dated as of November 4, 1999, by and between Compass and the Company, as amended (the "Agreement"), whereby the Company will be merged with a wholly-owned subsidiary of Compass; and

         WHEREAS, Compass has required as a condition to such acquisition that the undersigned execute and deliver this Release to confirm the absence of any claims by the undersigned against the Company;

         NOW, THEREFORE, in consideration of the premises contained herein and ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

         Section 1. RELEASE. The undersigned hereby RELEASES and FOREVER DISCHARGES the Company from all manners of action, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity which the undersigned ever had, now has, or hereafter can, shall or may have against the Company, in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that the Company shall not be released from any of its obligations or liabilities to the undersigned (i) in respect of accrued compensation permitted by any written agreement with the Company which is attached hereto as EXHIBIT A or which has been scheduled and made part of the Agreement; (ii) in connection with any indebtedness or contractual obligation or liability to the undersigned existing on the date hereof; and (iii) as to rights of indemnification pursuant to the Articles of Organization and Operating Agreement of the Company.

         Section 2. SUCCESSORS. This Release shall be binding upon the undersigned and his or her heirs, devisees, administrators, executors, personal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

         Section 3. GOVERNING LAW. This Release shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to Colorado principles of conflicts of law.

         Section 4. COUNTERPARTS. This Release may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         Section 5. MODIFICATION. This Release may be modified only by a written instrument executed by the undersigned and the Company.

         IN WITNESS WHEREOF, the undersigned has executed this Release effective as of the date first above written.


                                             ___________________________________
                                             Signature

                                             ___________________________________
                                             Printed Name

STATE OF COLORADO    ss.
                     ss.
COUNTY OF _______    ss.

         This instrument was acknowledged before me on ________, 2000 by
____________________.



                                             ___________________________________
                                             Notary Public in and for the
                                             State of Colorado

                                             ___________________________________
                                             Notary's Name Typed or Printed


                                             My Commission Expires:_____________

                                   EXHIBIT A
                                   ---------

                                   EXHIBIT H

                                RELEASE OF CLAIMS

         THIS RELEASE OF CLAIMS ("Release") dated the ___ day of ____, 2000, is executed and delivered by OSAGE 3734 LLC, a Colorado limited liability company (the "Company").

         WHEREAS, the persons listed on EXHIBIT A attached hereto and made a part hereof constitute the duly elected managers ("Managers") of the Company on the date hereof;

         WHEREAS, Compass Bancshares, Inc., a Delaware corporation ("Compass"), is to acquire the Company pursuant to that certain Agreement and Plan of Merger dated as of November 4, 1999 by and between Compass and the Company, as amended ("Agreement"), whereby the Company will be merged with a wholly-owned subsidiary of Compass; and

         WHEREAS, the Company has required as a condition to such acquisition that the Managers be released of any claims by the Company against the Managers;

         NOW, THEREFORE, in consideration of the premises contained herein and ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees as follows:

         Section 1. RELEASE. The Company hereby RELEASES and FOREVER DISCHARGES the Managers from all manners of action, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity which the Company ever had, now has, or hereafter can, shall or may have against the Managers, in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that no Manager shall be released from (i) any action arising from intentional fraud, deceit or wilful misconduct in connection with the transactions contemplated by the Agreement or otherwise, or (ii) his or her obligations or liabilities to the Company in connection with any indebtedness or any contractual obligation or liability of such Manager to the Company existing on the date hereof.

         Section 2. SUCCESSORS. This Release shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Managers and their respective heirs, devisees, administrators, executors, successors and assigns.

         Section 3. GOVERNING LAW. This Release shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to Colorado principles of conflicts of law.

         Section 4. COUNTERPARTS. This Release may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         Section 5. MODIFICATION. This Release may be modified as to any Manager only by a written instrument executed by the undersigned and such Manager.

         IN WITNESS WHEREOF, the Company has executed this Release effective as of the date first above written.

                                        OSAGE 3734 LLC

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

STATE OF COLORADO        sec.
                         sec.
COUNTY OF ________       sec.


         This instrument was acknowledged before me on ________, 2000, by ____________________, the ______________ of OSAGE 3734 LLC.



                                         _______________________________________
                                         Notary Public in and for the
                                         State of Colorado

                                         _______________________________________
                                         Notary's Name Typed or Printed


                                         My Commission Expires:_________________

                                    EXHIBIT A
                                    ---------

                                    Managers